SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                     Date of Report (Date of earliest Event
                          Reported): September 11, 2003


                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                    -----------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                 333-104662            41-1955181
(State or Other Jurisdiction of     (Commission         (I.R.S. Employer
         Incorporation)               File Number)     Identification No.)



           8400 Normandale Lake Blvd., Suite 250 Minneapolis, MN 55437
           -----------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (612) 832-7000



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Items 1  through  4,  Item 6 and Item 8 are not  included  because  they are not applicable.

Item 5. Other Events.

Filing of Computational Materials

In connection with the offering of the GMACM Mortgage Pass-Through Certificates, Series 2003-AR1 (the "Certificates"), Greenwich (the "Representative") has prepared certain materials (the "Computational Materials") for distribution to potential investors. Although Residential Asset Mortgage Products, Inc. (the "Company") provided the Representative with certain information regarding the characteristics of the mortgage loans (the "Mortgage Loans") in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

For purposes of this Form 8-K, "Computational Materials" shall mean computer generated tables and/or charts displaying, with respect to the Certificates, any of the following: yield; average life; duration, expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Mortgage Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Computational Materials listed as Exhibit 99.1, Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4 hereto are filed herewith on Sorm SE dated September 11, 2003.



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Item 7. Financial Statements and Exhibits

Information and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits:

        99.1   Computational Materials - Greenwich Capital Markets, Inc.

        99.2   Computational Materials - Greenwich Capital Markets, Inc.

        99.3   Computational Materials - Greenwich Capital Markets, Inc.

        99.4   Computational Materials - Greenwich Capital Markets, Inc.



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                                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.



                                By:   /s/ Patricia Taylor
                                Name: Patricia Taylor
                                Title:Vice President




Dated:  September 11, 2003



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                                                 EXHIBIT INDEX

Exhibit No.           Description of Exhibit

99.1    Computational Materials - Greenwich Capital Markets, Inc.

99.2    Computational Materials - Greenwich Capital Markets, Inc.

99.3    Computational Materials - Greenwich Capital Markets, Inc.

99.4    Computational Materials - Greenwich Capital Markets, Inc.